Filed Pursuant to Rule 424(b)(3)

Registration No. 333-270805

PROSPECTUS

ORGENESIS INC.

1,087,461 Shares of Common Stock

The selling stockholders of Orgenesis Inc. (“Orgenesis,” “we,” “us” or the “Company”) listed beginning on page 9 of this prospectus may offer and resell under this prospectus (i) up to 725,000 shares of our common stock and (ii) up to 362,461 shares of our common stock issuable upon exercise of warrants acquired by certain of the selling stockholders under the Purchase Agreement (defined below) or pursuant to RRA Amendment (defined below) (the “Warrants”). The selling stockholders acquired the shares of common stock and Warrants to purchase an aggregate of 146,959 shares of common stock from us pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated March 30, 2022, by and among the Company and the investors listed therein (the “Investors”). In addition, the selling stockholders acquired Warrants to purchase an aggregate of 215,502 shares of common stock from us pursuant to Amendment, Consent and Waiver Agreement entered into with us in October 2022 (the “RRA Amendment”).

We are registering the resale of the shares of common stock covered by this prospectus as required by the Registration Rights Agreement we entered into with the selling stockholders in connection with the Purchase Agreement. The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ORGS.” The last reported sale price of our common stock on March 31, 2023 was $1.18 per share.

Investing in our common stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 4 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2023

[Table of Contents]

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Orgenesis,” the “Company,” “we,” “us” and “our” refer to Orgenesis Inc.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

Overview

We are a global biotech company working to unlock the potential of cell and gene therapies (“CGTs”) in an affordable and accessible format. CGTs can be centered on autologous (using the patient’s own cells) or allogenic (using master banked donor cells) and are part of a class of medicines referred to as advanced therapy medicinal products (“ATMPs”). We are mostly focused on autologous therapies that can be manufactured under processes and systems that are developed for each therapy using a closed and automated approach that is validated for compliant production near the patient for treatment of the patient at the point of care (“POCare”). This approach has the potential to overcome the limitations of traditional commercial manufacturing methods that do not translate well to commercial production of advanced therapies due to their cost prohibitive nature and complex logistics to deliver such treatments to patients (ultimately limiting the number of patients that can have access to, or can afford, these therapies).

Advanced Therapy Medicinal Products and POCare Overview

ATMP means one of any of the following medicinal products that are developed and commercialized for human use:

●	A somatic cell therapy medicinal product (“STMP”) that contains cells or tissues that have been manipulated to change their biological characteristics or cells or tissues not intended to be used for the same essential functions in the body;

●	A tissue engineered product (“TEP”) that contains cells or tissues that have been modified so that they can be used to repair, regenerate, or replace human tissue; or

●	A gene therapy medicinal product (“GTMP”) that engineers genes that lead to a therapeutic, prophylactic, or diagnostic effect and, in many cases, work by inserting “recombinant” genes into the body, usually to treat a variety of diseases, including genetic disorders, cancer, or long-term diseases. In this case, a recombinant gene is a stretch of DNA that is created in the laboratory, bringing together DNA from different sources.

It is important to note that, although STMPs and GTMPs currently dominate the market, in order to access the market potential and trends in the future, other cell products are likely to be essential in all of these categories. We believe that autologous therapies represent a substantial segment of the ATMP market. Autologous therapies are produced from a patient’s own cells versus allogeneic therapies that are mass-cultivated from donor cells via the construction of master and working cell banks and are then produced on a large scale. Developers and manufacturers of ATMPs (both autologous and allogeneic) currently rely heavily on production using traditional centralized supply chains and manufacturing sites.

CGTs are costly and complex to produce. We also refer to CGTs as “living drugs” since they are based on maintaining the cell’s vitality. Therefore, there is no possibility to sterilize the products, since such a process involves killing any living organism. Many of these therapies require sourcing of the patient’s cells, engineering them in a sterile environment and then transplanting them back to the patient (so-called “autologous” CGT). This presents multiple logistic challenges as each patient requires their own production batch, and the current processes involve complex laboratory-based types of manipulations requiring highly trained lab technicians. We are leveraging a unique approach to therapy production using our POCare Platform to potentially overcome some of the development and supply chain challenges of affordably bringing CGTs to patients.

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To achieve these goals, we have developed a collaborative worldwide network of research institutes and hospitals who are engaged in the POCare model (“POCare Network”), and a pipeline of licensed POCare advanced therapies that can be processed and produced under such closed and automated processes and systems (“POCare Therapies”). We are developing our pipeline of advanced therapies and with the goal of entering into out-licensing agreements for these therapies.

We believe that, for this industry to prosper, it must be based on utilizing a standardized platform. Cellular therapies, though defined as drug products, conceptually differ from other drug modalities. The way these drug products are produced is inherently different from producing existing drugs. They are based on reprogramming of cells sourced from the patient or from a donor. They are not composed of purchased chemical components such as typical pharmaceuticals, nor are they harvested in large quantities from genetically engineered cell lines and then sterilized such as typical biotech products. These “living drug” products are, in most cases, produced per patient individually in a highly sterile and controlled environment, and their efficacy is optimized when administered a short time following production as fresh product.

To advance the execution of our goal of bringing such therapies to market, we have designed and built our POCare Platform - a scalable infrastructure of technology and services that ensures a central quality system, replicability and standardization of infrastructure and equipment, and centralized monitoring and data management. The platform is constructed on POCare Centers that serve as hubs that implement locally our POCare quality system, Good Manufacturing Practices (“GMP”), training procedures, quality control testing and incoming supply of materials and oversee the actual production in the Orgenesis Mobile Processing Units & Labs (“OMPULs”). The POCare Platform is operated by Morgenesis, an Orgenesis subsidiary (see below). This platform is utilized by other parties, such as biotech companies and hospitals for the supply of their products. Morgenesis services include adapting the process to the platform and supplying the products (“POCare Services”). These are services for third party companies and for CGTs that are not necessarily based on our POCare Therapies.

POCare Services

The POCare Services that we and our affiliated entities perform include:

●	Process development of therapies, process adaptation, and optimization inside the OMPULs, or “OMPULization”;

●	Adaptation of automation and closed systems to serviced therapies;

●	Incorporation of the serviced therapies compliant with GMP in the OMPULs that we designed and built;

●	Tech transfers and training of local teams for the serviced therapies at the POCare Centers;

●	Processing and supply of the therapies and required supplies under GMP conditions within our POCare Network, including required quality control testing; and

●	Contract Research Organization (“CRO”) services for clinical trials.

The POCare Services are performed in decentralized hubs that provide harmonized and standardized services to customers (“POCare Centers”). We are working to expand the number and scope of our POCare Centers. We believe that this provides an efficient and scalable pathway for CGT therapies to reach patients rapidly at lowered costs. Our POCare Services are designed to allow rapid capacity expansion while integrating new technologies to bring together patients, doctors and industry partners with a goal of achieving standardized, regulated clinical development and production of therapies.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We were incorporated in the state of Nevada on June 5, 2008 under the name Business Outsourcing Services, Inc. Effective August 31, 2011, we completed a merger with our subsidiary, Orgenesis Inc., a Nevada corporation, which was incorporated solely to effect a change in its name. As a result, we changed our name from “Business Outsourcing Services, Inc.” to “Orgenesis Inc.”

Our website address is www.orgenesis.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404.

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THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders -	Up to 1,087,461 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $1,200,000. We currently intend to use such proceeds for working capital and general corporate purposes.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	ORGS

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares of common stock sold to the selling stockholders, as well as the shares of common stock issuable upon exercise of the Warrants, each as described under “The Private Placement” and “Selling Stockholders.” When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, the accompanying prospectus and in the documents we incorporate by reference into this prospectus and accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

THE PRIVATE PLACEMENT

On March 30, 2022, we entered into the Purchase Agreement pursuant to which we issued and sold to the Investors, in a private placement (the “Offering”), an aggregate of 725,000 shares of our Common Stock at a purchase price of $3.00 per share and Warrants to purchase up to an aggregate of 146,959 shares of Common Stock at an exercise price of $4.50 per share. The Warrants are not exercisable until after six months and expire three years from the date of issuance. The final closing date of the Offering was June 30, 2022. We received aggregate gross proceeds of $2,175,000 from the Offering before deducting related offering expenses.

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In connection with the Offering, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholders, pursuant to which we are obligated, among other things, to (i) file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 60 days following the closing of the Offering for purposes of registering the Shares and the shares of common stock issuable upon exercise of the Warrants for resale by the Investors, (ii) use our reasonable best efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than ninety (90) days after the closing of the Offering (or one hundred and twenty (120) days after the closing of the Offering if the registration statement is reviewed by the SEC), and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume. In October 2023, the Company and certain parties to the Purchase Agreement and the Registration Rights Agreement, entered into an Amendment, Consent and Waiver Agreement (the “RRA Amendment”). Pursuant to the RRA Amendment, the Company and such parties agreed to an extension of the date for filing the Registration Statement to register the Registrable Securities (as defined in the RRA) to April 3, 2023 and the effective date of such Registration Statement as provided for in the RRA Amendment. In consideration for such RRA Amendment, the Company agreed to issue additional warrants to purchase an aggregate of 215,502 shares of Common Stock with an exercise price of $2.50 per share of Common Stock, exercisable beginning six months and one day after the Effective Date and end 36 months after the Effective Date and be in the same form as the original Warrants issued pursuant to the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of Warrant, respectively, copies of which are attached as Exhibits 10.1, 10.2 and 4.1, respectively, to the Current Report on Form 8-K dated April 5, 2022, and are incorporated herein by reference. The foregoing description of the RRA Amendment is not complete and is subject to and qualified in its entirety by reference to the RRA Amendment, a copy of which is attached as Exhibit 10.3 to the Current Report on Form 8-K dated October 27, 2022, and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

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Forward-looking statements made in this prospectus include statements about:

Corporate and Financial

●	our ability to generate revenue from the commercialization of our point-of-care cell therapy (“POCare”) to reach patients and to increase such revenues;
●	our ability to achieve profitability;
●	our ability to manage our research and development programs that are based on novel technologies;
●	our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;
●	our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties;
●	our ability to manage potential disruptions as a result of the continued impact of the coronavirus outbreak;
●	our ability to manage the growth of our company;
●	our ability to attract and retain key scientific or management personnel and to expand our management team;
●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing; and
●	our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry.

Cell & Gene Therapy Business (“CGT”)

●	our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;
●	our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;
●	our ability to implement our POCare strategy in order to further develop and advance autologous therapies to reach patients;
●	expectations regarding our ability to obtain and maintain existing intellectual property protection for our technologies and therapies;
●	our ability to commercialize products in light of the intellectual property rights of others;
●	our ability to obtain funding necessary to start and complete such clinical trials;
●	our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements;
●	our belief that our systems and therapies are as at least as safe and as effective as other options;
●	our relationship with Tel Hashomer Medical Research Infrastructure and Services Ltd. (“THM”) and the growing risk that THM may cancel or, at the very least continue to challenge, the License Agreement with the Israeli Subsidiary;
●	the outcome of certain legal proceedings that we are or may become involved in;
●	our license agreements with other institutions;
●	expenditures not resulting in commercially successful products;
●	our dependence on the financial results of our POCare business;
●	our ability to complete development, processing and then roll out Orgenesis Mobile Processing Units and Labs (“OMPULs”) generate sufficient revenue from our POCare Services; and
●	our ability to grow our POCare business and to develop additional joint venture relationships in order to produce demonstrable revenues.

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Metalmark Investment Risks

●	Morgenesis may not receive the future payments pursuant to the Unit Purchase Agreement with MM OS Holdings, L.P. (“MM”), an affiliate of Metalmark Capital Partners;
●	MM may force the sale of Morgenesis under certain conditions which may result in MM receiving a greater value than us and our shareholders;
●	MM may, under certain circumstances, assume control of the Board of Managers of our subsidiary, Morgenesis, which would result in our inability to control and direct the activities of such subsidiary;
●	MM has the right to buy our units in Morgenesis upon the occurrence of certain events, which could result in us not holding any equity in Morgenesis;
●	we may be forced to redeem all of the units of Morgenesis held by MM, which could require substantial cash outlay and would adversely affect our financial position; and
●	if MM opts to exchange its Morgenesis units for shares of our common stock, we could potentially issue up to 5,106,596 shares of our common stock to MM, which may result in significant dilution to our existing stockholders.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, any of which may cause our Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should also consider carefully the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus, in the accompanying prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. The selling stockholders will receive all of the proceeds from this offering.

Pursuant to conditions set forth in the Warrants, the Warrants are exercisable under certain circumstances on a cashless basis, and should a selling stockholder elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the Warrant. The holders of the Warrants are not obligated to exercise their Warrants, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants or if they will do so for cash or on a cashless basis. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $1,200,000. We currently intend to use such proceeds for working capital and general corporate purposes.

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SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 1,087,461 shares of our common stock and shares of common stock issuable to the selling stockholders upon exercise of the Warrants by the selling stockholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The shares of common stock covered hereby were issued by us in the Private Placement. See “The Private Placement” beginning on page 4 of this prospectus.

The table below sets forth information as of March 22, 2023, to our knowledge, for the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock and percentage beneficially owned by the selling stockholders as of March 22, 2023. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days of March 22, 2023. The percentage of beneficial ownership for the selling stockholders is based on 27,493,123 shares of our common stock outstanding as of March 22, 2023 and the number of shares of our common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 22, 2023 beneficially owned by the applicable selling stockholder. Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or has any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders in connection with the filing of this prospectus, as well as information obtained from relevant Schedule 13D and 13G filings.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of such registration statement, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares owned prior to the closing of the Offering			Number of Shares of Common Stock Being Offered	Shares of Common Stock to Be Beneficially Owned Upon Completion of this Offering
Selling Shareholder	Number		%(1)		Number	%

Ricky Steven Neumann	575,361	(2)	2.1%	575,361	-	-

Ron Berkman	231,957	(3)	*	108,957	123,000	*

Nachum Kubovsky	32,688	(4)	*	32,688	-	-

Gilad Porat	35,498	(5)	*	32,688	2,810	*

Raphael Nir	132,748	(6)	*	130,748	2,000	*

The Trustee For Rothschild Family Superannuation Fund	32,688	(7)	*	32,688	0	-
					0
V2 Tech Distributors PTY LTD	43,583	(8)	*	43,583		-

Sourci PTY LTD	87,167	(9)	*	87,167	0	-

Orion Scientific LTD	43,583	(10)	*	43,583	0	-

*Less than one percent

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(1)	Based on a denominator equal to the sum of (i) 27,493,123 shares of our common stock outstanding on March 22, 2023 and (ii) the number of shares of our common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 22, 2023 beneficially owned by the applicable selling stockholder.

(2)	Consists of (i) 333,333 shares of common stock held by Ricky Steven Neumann and (ii) 242,028 shares of common stock issuable upon exercise of the Warrants held by Ricky Steven Neumann.

(3)	Consists of (i) 206,333 shares of common stock held by Ron Berkman and (ii) 25,624 shares of common stock issuable upon exercise of the Warrants held by Ron Berkman.

(4)	Consists of (i) 25,000 shares of common stock held by Nachum Kubovsky and (ii) 7,688 shares of common stock issuable upon exercise of the Warrants held by Nachum Kubovsky.

(5)	Consists of (i) 27,810 shares of common stock held by Gilad Porat and (ii) 7,688 shares of common stock issuable upon exercise of the Warrants held by Gilad Porat.

(6)	Consists of (i) 102,000 shares of common stock held by Raphael Nir and (ii) 30,748 shares of common stock issuable upon exercise of the Warrants held by Raphael Nir.

(7)	Consists of (i) 25,000 shares of common stock held by The Trustee For Rothschild Family Superannuation Fund and (ii) 7,688 shares of common stock issuable upon exercise of the Warrants held by The Trustee For Rothschild Family Superannuation Fund.

(8)	Consists of (i) 33,333 shares of common stock held by V2 Tech Distrubutors PTY LTD and (ii) 10,250 shares of common stock issuable upon exercise of the Warrants held by V2 Tech Distributors PTY LTD.

(9)	Consists of (i) 66,667 shares of common stock held by Sourci PTY LTD and (ii) 20,500 shares of common stock issuable upon exercise of the Warrants held by Sourci PTY LTD.

(10)	Consists of (i) 33,333 shares of common stock held by Orion Scientific LTD and (ii) 10,250 shares of common stock issuable upon exercise of the Warrants held by Orion Scientific LTD.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus is a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

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EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1b to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of common stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and website of the SEC referred to above. You may also access our filings with the SEC on our website, which is located at http://www.orgenesis.com/. The information contained on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K):

●	our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023;

●	our current report on Form 8-K filed with the SEC on January 13, 2023, January 18, 2023 and February 24, 2023 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K); and

●	the description of our Common Stock which is filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents, which will be provided to you at no cost, by writing or telephoning us at the following address or telephone number: Orgenesis Inc., Attention: Corporate Secretary, 20271 Goldenrod Lane, Germantown MD 20876 or call (480) 659-6404.

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